                                  SCHEDULE 14A
                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant  [  ]

Filed by a Party other than the Registrant  [x]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]   Soliciting Material Pursuant toSection240.14a-12

                             Kerr-McGee Corporation

                (Name of Registrant as Specified In Its Charter)

                                Icahn Partners LP
                          Icahn Partners Master Fund LP
                         High River Limited Partnership
                                  Carl C. Icahn
                                Keith A. Meister
                               Vincent J. Intrieri
                                JANA Partners LLC
                             JANA Master Fund, Ltd.
                               Barry S. Rosenstein
                                   August Roth


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

      1)    Title of each class of securities to which transaction applies:



      2)    Aggregate number of securities to which transaction applies:



      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):



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      4)    Proposed maximum aggregate value of transaction:



      5)    Total fee paid:



[ ]   Fee paid previously with preliminary materials.

[ ]   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:



      2)    Form, Schedule or Registration Statement No.:



      3)    Filing Party:



      4)    Date Filed:



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      On April 4, 2005, Carl C. Icahn and Barry S. Rosenstein sent a letter to the Board of Directors of Kerr-McGee Corporation. A copy of the letter is attached hereto.

CARL C. ICAHN, BARRY S. ROSENSTEIN AND CERTAIN RELATED PARTIES FILED A PRELIMINARY PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 24, 2005 RELATING TO THEIR SOLICITATION OF PROXIES FROM THE STOCKHOLDERS OF KERR-MCGEE CORPORATION WITH RESPECT TO THE 2005 ANNUAL MEETING OF KERR-MCGEE'S STOCKHOLDERS. THE PRELIMINARY PROXY STATEMENT CONTAINS DETAILED INFORMATION REGARDING THE NAMES, AFFILIATIONS AND INTERESTS OF PERSONS WHO MAY BE DEEMED PARTICIPANTS IN THE SOLICITATION OF PROXIES OF KERR-MCGEE'S STOCKHOLDERS. THESE PARTIES INTEND TO FILE A DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS WITH THE SECURITIES AND EXCHANGE COMMISSION. SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS MAY BE OBTAINED WITHOUT CHARGE FROM THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV, AND THE DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF KERR-MCGEE CORPORATION.

                                ICAHN PARTNERS LP
                          ICAHN PARTNERS MASTER FUND LP
                         HIGH RIVER LIMITED PARTNERSHIP
                                JANA PARTNERS LLC

                                                   April 4, 2005


VIA FEDERAL EXPRESS AND FACSIMILE

Board of Directors
Kerr-McGee Corporation
123 Robert S. Kerr Avenue
Oklahoma City, Oklahoma 73102


Ladies and Gentlemen:

      We are appalled at the blatant attempt by Kerr-McGee to thwart our ability to present to its stockholders a clear alternative in the election of directors at the upcoming annual meeting of stockholders.

      As you know, we have a vision for Kerr-McGee that is quite different from the current Board's view of what is good for stockholder values. Our views were set forth in our letter to you of March 10, 2005. Other than the sale of the chemicals division, as to which you concur with us, you have to date rejected our proposed VPP sale and the repurchase of common stock with the proceeds thereof at prices above $90 per share.

      Our proposed nomination of Carl C. Icahn and Barry S. Rosenstein for election to the Board at the annual meeting has been met by you with litigation which seeks to prevent Kerr-McGee stockholders from having the opportunity to choose whether our views should be heard at the Board level on a continuing basis and whether we should play a part in making decisions about the future of Kerr-McGee. Rather than allowing stockholders to vote on the relative merits of our respective views, you have sought to disenfranchise the stockholders of Kerr-McGee in connection with the election of directors.

      Surely you are aware that, if you are unsuccessful in court, your stockholders will not look favorably on your stance against free and open elections. Even if you are somehow successful in court in quashing our nominations, we will urge every Kerr McGee stockholder who agrees with our views to persuade the Board that it is making a grave mistake in its assault on corporate democracy. We believe that your tactics will not be lost on your stockholders and that, therefore, your undemocratic strategy will backfire in either event.

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      We strongly suggest that you allow your stockholders the opportunity to determine whether our views or the Board's views comport with their views about the future of Kerr-McGee. They can only do so in a real election contest, not a single ballot election.

                                    Very truly yours,


                                    CARL C. ICAHN



                                    BARRY S. ROSENSTEIN





         [04.04.05 Letter to Kerr-McGee Board from Icahn and Rosenstein]



CARL C. ICAHN, BARRY S. ROSENSTEIN AND CERTAIN RELATED PARTIES FILED A PRELIMINARY PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 24, 2005 RELATING TO THEIR SOLICITATION OF PROXIES FROM THE STOCKHOLDERS OF KERR-MCGEE CORPORATION WITH RESPECT TO THE 2005 ANNUAL MEETING OF KERR-MCGEE'S STOCKHOLDERS. THE PRELIMINARY PROXY STATEMENT CONTAINS DETAILED INFORMATION REGARDING THE NAMES, AFFILIATIONS AND INTERESTS OF PERSONS WHO MAY BE DEEMED PARTICIPANTS IN THE SOLICITATION OF PROXIES OF KERR-MCGEE'S STOCKHOLDERS. THESE PARTIES INTEND TO FILE A DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS WITH THE SECURITIES AND EXCHANGE COMMISSION. SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS MAY BE OBTAINED WITHOUT CHARGE FROM THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV, AND THE DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF KERR-MCGEE CORPORATION.